Exhibit 16

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Opportunities Trust, hereby constitute and appoint George R. Aylward, Kevin J. Carr and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Vontobel International Equity Institutional Fund, Vontobel Global Equity Institutional Fund and Vontobel Global Emerging Markets Equity Institutional Fund into Virtus Vontobel Foreign Opportunities Fund, Virtus Vontobel Global Opportunities Fund and Virtus Vontobel Emerging Markets Opportunities Fund and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 17th day of December, 2018.

/s/ Thomas J. Brown
George R. Aylward, Trustee	Thomas J. Brown, Trustee

/s/ Donald C. Burke	/s/ Roger A. Gelfenbien
Donald C. Burke, Trustee	Roger A. Gelfenbien, Trustee

/s/ Sidney E. Harris	/s/ John R. Mallin
Sidney E. Harris, Trustee	John R. Mallin, Trustee

/s/ Hassell H. McClellan	/s/ Connie D. McDaniel
Hassell H. McClellan, Trustee	Connie D. McDaniel, Trustee

/s/ Philip R. McLoughlin	/s/ Geraldine M. McNamara
Philip R. McLoughlin, Trustee	Geraldine M. McNamara, Trustee

/s/ James M. Oates	/s/ Richard E. Segerson
James M. Oates, Trustee	Richard E. Segerson, Trustee

All signatures need not appear on the same copy of this Power of Attorney.